Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Old Republic International Corporation's Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the incorporation by reference in this Registration Statement of our report dated February 28, 2007 relating to the financial statement schedules, which appears in Old Republic International Corporation's Amendment to the Annual Report on Form 10-K/A for the year ended December 31, 2006. We also consent to the references to us under the heading “Experts” in such Registration Statement.

                                            /s/ PricewaterhouseCoopers LLP

Chicago, Illinois
April 30, 2007